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EXHIBIT 99

APPLIED INNOVATION INC. EXTENDS STOCK REPURCHASE PROGRAM

DUBLIN, Ohio -- Oct. 22, 1999--Applied Innovation Inc. (Nasdaq: AINN - news) today announced that its Board of Directors approved a one year extension of the Company's 1,000,000 share stock repurchase program originally adopted in October 1998. Under this program, the Company has repurchased 334,600 shares in the past year. With the extension, the Company may repurchase up to an additional 665,400 shares of its Common Stock, $0.01 par value, through October 31, 2000.

The Board approved the repurchase of shares in public market transactions through or with brokers and dealers, or in negotiated private transactions with shareholders, as approved by management. The Company intends to repurchase such shares using cash reserves. Applied Innovation Inc. is the leading provider of mediation products, which enable communications between network elements and operational support systems for the management of telecommunications carriers' networks. Applied Innovation's products provide communications and interoperability for more than 100,000 network elements within many of the world's largest and fastest growing telecommunications service providers. Applied Innovation Inc. is headquartered in Dublin, Ohio and can be reached on the World Wide Web at http://www.aiinet.com.
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This press release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which are intended to be covered by the safe harbors created thereby. Those statements include, but are not limited to, all statements regarding intent, beliefs, expectations, projections, forecasts, and plans of the Company and its management, and specifically include statements that the Company may repurchase its shares using its cash reserves. These forward-looking statements involve numerous risks and uncertainties, including, without limitation: the Company's ability to repurchase the shares in market or private transactions at acceptable prices, the availability of sufficient cash reserves to fund the repurchases, and other risks and uncertainties detailed from time to time in the Company's Securities and Exchange Commission filings, including the Company's Annual Report on Form 10-K for the year ended December 31, 1998. One or more of these factors have affected, and could in the future affect, the Company's business and financial results in future periods and could cause actual results to differ materially from plans and projections. Therefore, there can be no assurances that the forward-looking statements included in this press release will prove to be accurate. In light of the significant uncertainties in the forward-looking statements included herein, the inclusion of such information should not be regarded as a representation by the Company, or any other persons, that the objectives and plans of the Company will be achieved. All forward-looking statements made in this press release are based on information presently available to the management of the Company.

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The Company assumes no obligation to update any forward-looking statements.
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Contact:
     Applied Innovation Inc.
     Michael P. Keegan, 614/798-2000
           or
     Robert A. Lentz & Associates
     Robert A. Lentz, 614/876-2000